BANCBOSTON INVESTMENTS, INC.
                          CO-INVESTMENT AGREEMENT


                  This CO-INVESTMENT AGREEMENT (this "AGREEMENT") is made as of this second day of May, 2000, by and among U.S. Equity Partners, L.P., a Delaware limited partnership ("USEP"), U.S. Equity Partners (Offshore), L.P., a Cayman Islands limited partnership ("USEP OFFSHORE," together with USEP, the "WP FUNDS"), the investor identified on the signature page attached hereto ("INVESTOR") and WP Management Partners, L.L.C., a Delaware limited liability company and the general partner of the WP Funds ("WPMP").

                                  RECITALS


                  A. Investor, the WP Funds and the Odwalla, Inc., a California corporation (the "COMPANY") are parties to a Stock Purchase Agreement, dated as of February 11, 2000, as amended by Amendment No. 1 dated as of February 11, (the "PURCHASE AGREEMENT") and a Shareholders' Rights Agreement, dated as of the date hereof (the "STOCKHOLDERS AGREEMENT"), pursuant to which, Investor and the WP Funds have agreed to purchase an aggregate of 800,641 shares of common stock of the Company ("COMMON STOCK") and have agreed to the other rights and obligations contained therein.

                  B. Investor desires to purchase 36,029 shares of Common Stock pursuant to the Purchase Agreement (the "Shares") on a co-investment basis with the WP Funds on the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, the parties hereto agree as follows:

                                 ARTICLE I
                             ISSUANCE OF SHARES

1.1      Issuance of Shares.

         (a) [Intentionally omitted.]

         (b) It is understood and agreed that the co-investment contemplated by this Agreement is separate from and independent of the partnership agreements governing the WP Funds, and that accordingly, (i) no Investor shall (A) be obligated to pay any management fees or incentive compensation to WPMP in respect of the Shares or (B) participate in any transaction or other fees payable to WPMP as general partner of each of the WP Funds, or to the limited partners of the WP Funds in respect of the WP Funds' investment in the Company; and (ii) Investor and the WP Funds will each bear its own expenses in connection with the co-investment contemplated by this Agreement.

                                ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF INVESTOR

         2.1 Federal Securities Laws Matters. Investor represents and warrants to the other parties hereto that (a) the Shares are being acquired for its own account and not for purposes of distribution thereof, (b) that it is an "accredited investor" (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT")), (c) it understands that the Shares have not been registered under the Securities Act, are being sold to Investor in a transaction that is exempt from the registration requirements of the Securities Act, and must be held by Investor indefinitely unless subsequently registered under the Securities Act or offered and sold pursuant to an exemption from such registration requirement, (d) its financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period, (e) it can afford to suffer the complete loss of its investment in the Shares, (f) it understands and has taken cognizance of all the risk factors related to the purchase of the Shares, (g) its knowledge and experience in financial and business matters is such that it is capable of evaluating the risks of the investment in the Shares, and (h) Investor has been afforded access to all information that it has requested with respect to the business, operations, and prospects of the Company.

         2.2 Authorization of Investor. Investor represents and warrants to the other parties hereto that (a) Investor has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder, (b) this Agreement has been duly authorized, executed and delivered by it, (c) this Agreement constitutes a legal, valid and binding obligation of Investor, enforceable in accordance with its terms, and (d) its purchase of and payment for the Shares and ownership of the Shares on the terms and conditions set forth herein will not violate any applicable law or governmental regulation to which Investor is subject.

                                ARTICLE III
                          [INTENTIONALLY OMITTED.]

                                ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE WP FUNDS

         4.1 Authorization of WP Funds. Each of USEP and USEP Offshore represents and warrants to Investor that (a) it has the requisite limited partnership power and authority to enter into this Agreement and to perform its obligations hereunder, (b) this Agreement has been duly authorized, executed and delivered by it, and (c) this Agreement constitutes a legal valid and binding obligation of it, enforceable in accordance with its terms.

                                 ARTICLE V
              CERTAIN AGREEMENTS REGARDING INVESTOR SECURITIES

         5.1 Investor Securities and WP Fund Securities. As used herein, the term "INVESTOR SECURITIES" means the Shares held by Investor on the date hereof and any Successor Securities. As used herein, the term "WP FUND SECURITIES" means the Shares held by the WP Funds on the date hereof and any Successor Securities. As used herein, the term, "SUCCESSOR SECURITIES," means securities of the Company or any other issuer issued, distributed or otherwise received by a Person in exchange for, pursuant to the conversion or exercise of, as a dividend or distribution on or otherwise in respect of the Shares then held by such Person.

         5.2 Transfers

         (a) Unless otherwise agreed by each Investor and the WP Funds, in the event that the WP Funds directly or indirectly sell, transfer, exchange, convert or otherwise dispose (other than a pledge to secure indebtedness) of the WP Fund Securities (or any portion thereof), then each Investor and the WP Funds shall take all necessary action such that, simultaneously therewith, the Investor Securities (or a pro rata portion thereof) which are of the same type as such WP Fund Securities will be sold, transferred, exchanged, converted or otherwise disposed of on the same terms as are applicable to such WP Fund Securities. Subject to applicable legal requirements and confidentiality obligations, the WP Funds will give each Investor prompt and reasonable notice of any contemplated direct or indirect sale, transfer, exchange, conversion or other disposition of WP Fund Securities described above.

         (b) Investor agrees not to directly or indirectly sell, transfer, exchange, convert or otherwise dispose of Investor Securities without the consent of the WP Funds, except that the limitation of this Section 5.2(b) will not apply to a transfer of Investor Securities to (i) any entity that is a corporate parent or a direct or indirect wholly-owned subsidiary of Investor or (ii) FleetBoston Financial Corporation or any direct or indirect wholly-owned subsidiary of FleetBoston Financial Corporation; provided such transferee(s) agrees in writing with the WP Funds to be bound by the terms and provisions of Article V of this Agreement as if it were a party hereto.

         (c) Investor agrees not to directly or indirectly sell, transfer, exchange, convert or otherwise dispose of Investor Securities in any transaction which would be in violation of the securities laws of the United States of America or any State thereof including the Securities Act and all applicable state securities and blue sky laws.

         (d) The provisions of Section 5.2(a) will not apply to any transfer of WP Fund Securities by the WP Funds (i) as an in kind distribution to the limited partners of the WP Funds, provided that if and to the extent that WP Fund Securities are so distributed then the Investor Securities of the same type and in the same proportion as such WP Fund Securities so distributed will no longer be subject to Section 5.2(a) and
(b) and Section 5.3, or (ii) to any Affiliate of either of the WP Funds; provided such transferee(s) agrees in writing with Investor to be bound by the terms and provisions of Article V of this Agreement as if it were a party hereto. As used herein, the term (i) "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person; (ii) "CONTROL," when used with respect to any Person, means the possession, directly or indirectly, of the power to (x) vote 10% or more of the securities having ordinary voting power for the election of directors (or individuals holding comparable positions) of such Person or (y) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing; and (iii) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         (e) Investor acknowledges and agrees that neither the WP Funds nor any of their respective partners or affiliates will have any duties or obligations (including, without limitation, any fiduciary duties) to Investor with respect to any sale, transfer, exchange, conversion, exercise or other disposition of Shares which may occur by operation of Section 5.2(a), other than those obligations specifically set forth in Section 5.2(a), and that the operation of Section 5.2(a) may result in the disposition of Investor Securities by Investor for consideration that may not be fair, from a financial point of view, to Investor. Investor hereby waives any claims against the WP Funds or any of their respective partners or affiliates based upon or arising out of any such disposition of Investor Securities by Investor.

         (f) The WP Funds will not effect any sale, transfer, exchange, conversion or other disposition of WP Fund Securities in violation of this
Section 5.2.

         5.3 Irrevocable Proxy; Powers of Attorney. Investor hereby irrevocably makes, constitutes and appoints WPMP, effective as of the date hereof until such date as the WP Funds no longer hold any of the WP Fund Securities, as Investor's true and lawful proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote any and all Investor Securities at any meeting of the holders of such securities or with respect to any action by written consent of such holders with respect to any matter on which holders of such securities are entitled to vote or act by consent, provided that such power is exercised so as to cause the Investor Securities to be voted in the same manner as the WP Fund Securities are voted. Investor hereby irrevocably makes, constitutes and appoints WPMP as Investor's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to give or withhold, as the case may be, consent and to take any ministerial action with respect to, any sale, transfer, exchange, conversion or other disposition of any Investor Securities as contemplated by Section 5.2(a), and does hereby confirm and ratify all such ministerial actions that said attorney-in-fact and agent or its substitute or resubstitute may do or cause to be done by virtue hereof. All power and authority hereby conferred by Investor is coupled with an interest and is irrevocable, and will not be terminated by any act of Investor or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events.

         5.4 Maintenance of Percentage of Shares.

         (a) Investor will have the right, in the case of any proposed issuance of shares of Common Stock or Successor Securities (in either case "EQUITY SECURITIES") by the Company or any such successor which is exempt from registration under the Securities Act in which the WP Funds elect to participate and during a reasonable time to be fixed by the WP Funds, to purchase a portion of the Equity Securities to be purchased by the WP Funds in an amount bearing the same proportion to the aggregate number of Equity Securities to be purchased by the WP Funds pursuant to such issuance, as the number of Equity Securities held by Investor on a fully-diluted basis at the time of such issuance bears to the total number of Equity Securities then held by the WP Funds and all other Persons, and on the same price per share and terms which the Equity Securities are sold to the WP Funds. Anything to the contrary notwithstanding, no Investor will have the right to purchase Equity Securities that are (i) issuable for sale in any public offering or (ii) issuable in connection with an acquisition of stock or assets of any other entity or entities by the Company, any successor and/or its or its successor's subsidiaries, or a merger or consolidation of any other entity or entities into or with the Company, any successor and/or its or its successor's subsidiaries.

         (b) In the event of any issuance giving rise to the rights provided for in Section 5.4(a), the WP Funds shall cause to be given to Investor a written notice addressed to such Investor at its last address as shown by the records of the Company, setting forth the time within which and the terms and conditions upon which Investor may purchase Equity Securities being issued or sold pursuant to such offering. Such notice shall be given by first class mail, postage prepaid, not less than 10 days prior to the expiration of the period during which Investor shall have the right to purchase.

                                ARTICLE VI
                               MISCELLANEOUS

         6.1 Reports. WPMP, in its capacity as general partner of each of the WP Funds, will provide Investor with any quarterly and annual financial statements of the Company made available to the WP Funds.

         6.2 Complete Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. Without limiting the generality or effect of the foregoing, each Investor hereby acknowledges and agrees that neither the WP Funds, WPMP, the Company nor any other person or entity made any representation or warranty or furnished any information with respect to the Company or the Shares upon which Investor relied in connection with the transactions contemplated hereby. Investor further acknowledges that it is a sophisticated entity and has independently made its own investment decision in respect thereof and hereby agrees not to pursue any claim or cause of action against the WP Funds, WPMP, the Company or any such other person or entity in connection therewith or as a result thereof and that its sole and exclusive remedies with respect to the transactions contemplated hereby will arise only out of a material breach of a representation, warranty or covenant herein.

         6.3 Amendment. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by all of the parties hereto.

         6.4 Notices. All notices, statements, instructions or other documents provided for herein shall be in writing and shall be delivered either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed to Investor, WPMP or the Company at its address set forth on the signature page hereto. Each party, by written notice given to the other party in accordance with this Section 6.4, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder will be deemed to have been given on the earlier of the date of actual delivery and three days after the date of mailing, except that notice of a change of address will be effective only upon actual delivery.

         6.5 Successors; Assigns. The terms and conditions of this Agreement will be binding on and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that, other than to a Permitted Transferee, the rights and obligations under this Agreement may not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto. For purposes of this Section 6.5, the term "PERMITTED TRANSFEREE" means any transferee of Shares in a transaction to which the restrictions of Sections 5.2(a) or 5.2(b) are expressly inapplicable under the terms of this Agreement.

         6.6 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which will be deemed to be an original, but all of which shall together constitute one and the same instrument.

         6.7 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement or such provision in any other jurisdiction, it being the intent of the parties hereto that all rights and obligations of the parties hereto under this Agreement shall be enforceable to the fullest extent permitted by law.

         6.8 Headings. The section headings herein are for convenience of reference only and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

         6.9 Applicable Law. The laws of the State of New York will govern this Agreement, regardless of the laws that might be applied under applicable principles of conflict of laws.

         6.10 No Third Party Beneficiaries. This Agreement is intended to be solely for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       WP MANAGEMENT PARTNERS, L.L.C.


                                       By:  /s/ Ellis B. Jones
                                            ----------------------------
                                            Name:  Ellis B. Jones
                                            Title: Executive Vice-President


                                       U.S. EQUITY PARTNERS, L.P.

                                       By:  WP Management Partners, L.L.C.,
                                            general partner


                                       By:  /s/ Ellis B. Jones
                                            -----------------------------
                                            Name:  Ellis B. Jones
                                            Title: Executive Vice-President


                                       U.S. EQUITY PARTNERS (OFFSHORE), L.P.

                                       By:  WP Management Partners, L.L.C.,
                                            general partner


                                       By:  /s/ Ellis B. Jones
                                            ------------------------------
                                            Name:  Ellis B. Jones
                                            Title: Executive Vice-President


Address for Odwalla, Inc.
120 Stone Pine Road
Half Moon Bay, California  94019
Attention:  D. Stephen Williamson


Address for each of
WP Management Partners, L.L.C., US.
Equity Partners, L.P. and
U.S. Equity Partners (Offshore), L.P.:

c/o WP Management Partners, L.L.C.
31 West 52nd Street
New York, New York  10019
Attention:  James C. Kingsbery
            Jordan Bernstein, Esq.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       BANCBOSTON INVESTMENTS, INC.


                                       By:  /s/ Mark H. DeBlois
                                            -----------------------------
                                            Name:  Mark H. DeBlois
                                            Title: Managing Director

Address:

175 Federal Street
10th Floor
Boston, Massachusetts 02110
Attention: Mr. Tim Sheehy



      No. of Shares             Aggregate Price   Percent of Total Issued and
   being Subscribed for            of Shares          Outstanding Shares
  ----------------------        ----------------  ----------------------------
         36,029                    $225,000                 0.3%